UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2017
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of EMCORE Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the EMCORE Corporation 2012 Equity Incentive Plan (the “2012 Plan”) that would, among other changes, (1) increase the limit on the aggregate number of shares of common stock that may be delivered pursuant to awards granted under the 2012 Plan by 2,400,000 shares to a new aggregate share limit of 5,301,366 shares; (2) extend the administrator's authority to grant performance-based awards (other than options or stock appreciation rights) through the first annual meeting of shareholders that occurs in 2022 (this expiration time is earlier than the general expiration date of the Amended 2012 Plan and is required under applicable tax rules); (3) increase the annual limits on the number of the different types of awards that may be granted to an individual in any fiscal year so that a participant may receive (a) a maximum of 200,000 stock options, 200,000 stock appreciation rights, 200,000 shares of restricted stock, 200,000 restricted stock units, 200,000 stock purchase rights, and 200,000 share awards in any fiscal year of the Company, (b) in connection with his or her initial service, up to an additional 400,000 stock options, 400,000 stock appreciation rights, 400,000 shares of restricted stock, 400,000 restricted stock units, 400,000 stock purchase rights, and 400,000 share awards in the fiscal year of initial service, and (c) a maximum of $1,000,000 in cash earned in connection with the grant of performance units in any fiscal year; (4) requires all awards under the 2012 plan to provide a minimum vesting of one year, and no portion of any award may vest earlier than the first anniversary of the grant date of the award (applies to 95% of the total shares available under the 2012 Plan); (5) extend the term of the 2012 Plan until March 17, 2027; and (6) if the Company pays an ordinary cash dividend, the cash dividend will not be paid on a current basis with respect to any awards granted under the 2012 Plan that are not vested as of the record date for the ordinary cash dividend. The Company’s stockholders approved the amendments to the 2012 Plan on March 17, 2017.

The following summary of the 2012 Plan is qualified in its entirety by reference to the text of the 2012 Plan, which is attached as Exhibit 10.1 and is incorporated herein by this reference.

The Compensation Committee of the Board, or, in certain instances, its designee, administers the 2012 Plan. The administrator of the 2012 Plan has broad authority under the 2012 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2012 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The types of awards that may be granted under the 2012 Plan include stock options, stock appreciation rights, stock purchase rights, restricted stock, restricted stock units, performance units, and share awards.

The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2012 Plan is equal to 5,301,366 (all of which may be issued with respect to incentive stock options). Shares subject to outstanding awards that are settled in cash will be available for issuance under the 2012 Plan; however any shares exchanged or withheld by the Company to satisfy any purchase price and tax withholding obligations related to options or “full value awards,” as well as the total number of shares subject to any stock appreciation rights will count against the share limit and will not be available for issuance under the 2012 Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 17, 2017, the Board of Directors of EMCORE Corporation (the “Company”) adopted an amendment (the “Amendment”) of the Bylaws of the Company. The Amendment became effectively immediately on its adoption. The Amendment:

•
established deadline notice of business or director nominations to be brought at a shareholders' meeting between 90 to 120 days prior to the first anniversary of the prior year's annual meeting. Advance notice deadline dates for the 2018 annual meeting begin on November 17, 2017 and end on December 17, 2017;

•	clarify that future meetings of shareholders can be held by remote communication;

•	clarify that the Chairman of the Board can call special shareholder meetings;

•	a shareholders' notice of business or nominations must include:

•description of business ( and text of proposal), the reason for the business and any material interest in the business;

•name, age, address, occupation/employment and shareholdeings of each director nominee, nominee's consent to serve if elected, and other information required in a proxy statement about the nominee;

•name, address and shareholdings of shareholder bringing business or nomination and disclosure of any arrangement that limits the shareholders' voting or economic interest in the company's shares;

•representation of intento to solicit shareholders and attend meeting; and

•other information required to be disclosed in a proxy statement

•	broaden the scope of authority of the officer presiding over shareholders' meetings with respect to the conduct of the meeting;

•
add an advance notice requirement for business brought before an annual meeting by shareholder, which (i) establishes deadline for delivery of notice, and (ii) imposes informational requirements about the shareholder and the proposed business;

•	clarify that proxy authority also applies to action by written consent;

•	remove limitation on the ability to count proxies at a meeting of shareholders;

•	remove clause fixing the current size of the Board at nine members;

•	clarify that newly appointed directors serve until the next annual meeting (and not through the term of the Class to which appointed);

•
updated advance notice requirement for director nominations by shareholders to (i) establish deadline for delivery of notice, and (ii) enhance information required in the notice about the nominees and nominating shareholder;

•	clarify that he Chairman of the Board can call special meetings of the Board;

•	clarify the vote required for Board action at a meeting, procedures for adjourning a Board meeting if a quorum is not present, and the ability to hold Board meetings by conference call;

•	reduce minimum Board committee membership to one and clarify that Boar committee meetings are subject to the same procedures as Board meetings; and

•	clarify that securities may be uncertificated.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)On March 17, 2017, the Company held its 2017 Annual Meeting of Shareholders in Pasadena, California.
(b)Below are the voting results for the matters submitted to the Company's shareholders for a vote at the Annual Meeting:

(1)    The election of the following Class A director nominees to the Company's Board, to serve a three-year term expiring in 2020.  Each nominee was elected as director with the following vote:

CLASS A DIRECTOR NOMINEES
Nominee	Votes For	Withheld	Broker Non-Votes
Ettore J. Coringrato, Jr.	15,723,995	375,765	5,669,216
Dr. Gerald J. Fine, Ph.D.	15,596,763	502,997	5,669,216

(2)     A proposal to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017.  This proposal was approved by shareholders with 21,584,672 votes in favor, 101,492 votes against and 82,812 abstentions.

(3)     A proposal to approve certain amendments to the 2012 Plan above, including increasing the number of shares of common stock available for issuance under the plan by 2,400,000 shares. This proposal was approved by shareholders with 15,106,518 votes in favor, 979,011 votes against, 14,231 abstentions and 5,669,216 broker non-votes.

(4)     A proposal to approve, on an advisory basis, executive compensation of the Company's Named Executive Officers.  This proposal was approved by shareholders with 15,444,063 votes in favor, 627,289 votes against, 28,408 abstentions and 5,669,216 broker non-votes.

(5)     A proposal to approve, on an advisory basis, the frequency of advisory executive compensation votes.  This proposal was voted on by shareholders with 14,129,436 votes in favor of every year, 42,454 votes in favor of once every two years, 1,902,059 votes in favor of once every three years and 25,811 abstentions.

The Board of Directors has elected an annual frequency of the advisory vote on executive compensation.

Item 8.01 Other Events.

             In accordance with the amendments to the advance notice requirements for director nominations and other business described in Item 5.03 above, a shareholder who proposes to bring business or make nominations of persons for election to the Board of Directors at the 2018 annual meeting of shareholders must provide written notice to the Company not earlier than November 17, 2017 and not later than December 17, 2017.  A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal, as specified in Article II, Section 6 of the amended Bylaws (with respect to business to be transacted at the meeting) and Article IV, Section 2 (with respect to nominations for election to the Board of Directors at the meeting), and otherwise comply with the requirements of those sections.  If the date of the 2018 annual meeting of shareholders is scheduled for a day that is more than 30 days before or after the anniversary date of the 2017 annual meeting of shareholders, notice by a shareholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following public announcement of the date of the annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1†	EMCORE Corporation 2012 Equity Incentive Plan, as amended and restated on January 19, 2017.
10.2	By-Laws of EMCORE Corporation, as amended through March 17, 2017

† Management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 20, 2017	By: /s/ Jikun Kim Name: Jikun Kim Title: Chief Financial Officer